Consent of Independent Registered Public Accounting Firm

The Board of Directors

UMH Properties, Inc.

We consent to the incorporation by reference in the registration statements on Form S-8 (File No. 333-193475), on Form S-3D (File No. 333-193474) and on Form S-3 (File No. 333-186084) of UMH Properties, Inc. and subsidiaries of our reports dated March 11, 2014, with respect to the consolidated balance sheets of UMH Properties, Inc. and subsidiaries as of December 31, 2013 and 2012 and the related consolidated statements of income (loss), comprehensive income (loss), shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2013 and the related financial statement schedule, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 annual report on Form 10-K of UMH Properties, Inc.

/s/ PKF O’Connor Davies

March 11, 2014

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PKF O’CONNOR DAVIES, a division of O’CONNOR DAVIES, LLP

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